CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Keystone Liquid Trust


     We consent to the use of our report dated July 26, 1996, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.

                                             /S/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP

Boston, Massachusetts
October 7, 1996